Exhibit 99.1

VeriFone Reports Results for the Third Quarter of Fiscal 2014

Revenues and Earnings per Share Exceed Guidance

SAN JOSE, Calif. - (BUSINESS WIRE) - VeriFone Systems, Inc. (NYSE: PAY):

Third Quarter Financial Highlights

•	GAAP and Non-GAAP net revenues of $476 million

•	GAAP net loss per diluted share of $0.26

•	Non-GAAP net income per diluted share of $0.40

•	Operating cash flow of $59 million

VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended July 31, 2014 (“Q3 FY14”). GAAP net revenues were $476 million, compared to $416 million a year ago, a 14% increase. Non-GAAP net revenues for Q3 FY14 were $476 million, compared to $418 million a year ago, a 14% increase. GAAP net loss per diluted share was $0.26, compared to a net loss of $0.02 a year ago. Non-GAAP net income per diluted share was $0.40, compared to $0.24 a year ago, a 67% increase.

The table below provides additional summary GAAP and non-GAAP financial information and comparisons.

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended July 31,
	2014	2013	% Change (2)
GAAP:
Net revenues	$476	$416	14%
Gross margin as a % of net revenues	38.4%	37.3%	1.1 pts
Net loss per diluted share	$(0.26)	$(0.02)	nm

Non-GAAP (1):
Net revenues	$476	$418	14%
Gross margin as a % of net revenues	41.6%	40.8%	0.8 pts
Net income per diluted share	$0.40	$0.24	67%
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release.
(2) "nm" means not meaningful

“I’m pleased with our financial results and progress on our business initiatives,” said Paul Galant, Chief Executive Officer of VeriFone. “We have now grown revenue and earnings sequentially for the last four quarters. At the same time, we have been architecting VeriFone’s next chapter strategy, which will link our millions of powerful terminals and digital media screens into a commerce enablement network that helps our merchant clients acquire new consumers and increase sales with targeted offers, loyalty incentives, instant reward redemptions and other services. We are very excited about these opportunities.”

Additional Financial and Business Highlights

•	Launched partnership with Gilbarco Veeder-Root to offer next generation EMV-capable forecourt payment solutions and the largest at-pump interactive digital media network worldwide

•	Upgraded 14 top U.S. retailers to MX 900 EMV-capable platform, including an order for 40,000 MX 900 terminals from one of the largest retailers in the world

•	Added 10 new VeriShield Protect end-to-end encryption clients

•	Partnered with Germany’s second largest drugstore chain to deliver thousands of terminals over the next three years

•	Expanded terminal business in China with winning a tender to provide more than 75,000 countertop, PIN pad and mobile devices to the world’s largest bank

•	Extended Payment-as-a-Service portfolio in Turkey with signing of a large home décor retailer

•	Continued Payment-as-a-Service momentum in the U.S.

•	Announced plans to expand taxi and media services to Istanbul and throughout Mexico’s Mayan Riviera

•	Refinanced existing debt which extends maturities, lowers interest rates, and provides more financial liquidity

Guidance
Guidance for the fourth fiscal quarter of 2014 is as follows:

•	Non-GAAP net revenues of $478 million to $483 million

•	Non-GAAP net income per diluted share of $0.39 to $0.40

Guidance for the full fiscal year 2014 has been raised to the following:

•	Non-GAAP net revenues of $1,858 million to $1,863 million

•	Non-GAAP net income per diluted share of $1.46 to $1.47

Conference Call
VeriFone will hold its earnings conference call today at 8:30 am (ET). To listen to the call and view the slides, visit VeriFone’s website http://ir.verifone.com. To listen to the call over the phone, dial (866) 202-3048 within the U.S., or (617) 213-8843 outside the U.S., and use conference passcode 5046 4998. The recorded audio webcast will be available on VeriFone's website until September 12, 2014.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers upon whom we rely in the conduct of our business, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2014	2013	% Change (1)	2014	2013	% Change (1)
Net revenues:
System solutions	$299.4	$250.8	19.4%	$851.3	$809.1	5.2%
Services	176.5	165.2	6.8%	527.1	461.9	14.1%
Total net revenues	475.9	416.0	14.4%	1,378.4	1,271.0	8.5%

Cost of net revenues:
System solutions	186.8	168.9	10.6%	541.9	524.0	3.4%
Services	106.3	92.1	15.4%	308.2	265.8	16.0%
Total cost of net revenues	293.1	261.0	12.3%	850.1	789.8	7.6%

Total gross margin	182.8	155.0	17.9%	528.3	481.2	9.8%

Operating expenses:
Research and development	53.2	46.1	15.4%	153.7	127.5	20.5%
Sales and marketing	54.1	49.5	9.3%	161.2	141.7	13.8%
General and administrative	58.5	43.2	35.4%	158.1	126.9	24.6%
Litigation settlement and loss contingency expense	—	(5.0)	nm	9.0	64.0	nm
Amortization of purchased intangible assets	24.5	23.9	2.5%	73.9	71.7	3.1%
Total operating expenses	190.3	157.7	20.7%	555.9	531.8	4.5%
Operating loss	(7.5)	(2.7)	nm	(27.6)	(50.6)	nm
Interest, net	(14.4)	(11.6)	24.1%	(35.3)	(34.3)	2.9%
Other income (expense), net	(0.4)	(0.5)	nm	(6.7)	5.8	nm
Loss before income taxes	(22.3)	(14.8)	nm	(69.6)	(79.1)	nm
Income tax provision (benefit)	5.8	(12.9)	nm	(1.8)	(31.9)	nm
Consolidated net loss	(28.1)	(1.9)	nm	(67.8)	(47.2)	nm
Net income attributable to noncontrolling interests	(0.9)	—	nm	(1.4)	(1.2)	nm
Net loss attributable to VeriFone Systems, Inc. stockholders	$(29.0)	$(1.9)	nm	$(69.2)	$(48.4)	nm

Net loss per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.26)	$(0.02)		$(0.62)	$(0.45)
Diluted	$(0.26)	$(0.02)		$(0.62)	$(0.45)

Weighted average number of shares used in computing net loss per share:
Basic	112.0	108.6		111.2	108.3
Diluted	112.0	108.6		111.2	108.3

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended					Nine Months Ended
	Note	July 31, 2014	April 30, 2014 (1)	July 31, 2013	% Change (1) SEQ	% Change (1) YoY	July 31, 2014	July 31, 2013	% Change (1)
GAAP net revenues:
North America		$129.8	$125.3	$115.8	3.6%	12.1%	$377.1	$371.0	1.6%
LAC		89.2	83.3	69.9	7.1%	27.6%	241.0	225.7	6.8%
EMEA		190.0	190.2	177.8	(0.1)%	6.9%	565.4	521.3	8.5%
ASPAC		66.9	67.6	52.5	(1.0)%	27.4%	194.9	153.0	27.4%
Total		$475.9	$466.4	$416.0	2.0%	14.4%	$1,378.4	$1,271.0	8.5%

Non-GAAP net revenues: (2)
North America	A, D	$129.8	$125.3	$115.8	3.6%	12.1%	$377.1	$370.5	1.8%
LAC	A, F	89.2	83.3	69.9	7.1%	27.6%	241.0	228.3	5.6%
EMEA	A	190.2	190.6	179.0	(0.2)%	6.3%	567.0	524.6	8.1%
ASPAC	A	67.2	67.6	52.8	(0.6)%	27.3%	195.2	153.5	27.2%
Total		$476.4	$466.8	$417.5	2.1%	14.1%	$1,380.3	$1,276.9	8.1%

GAAP net revenues		$475.9	$466.4	$416.0	2.0%	14.4%	$1,378.4	$1,271.0	8.5%
Plus: Non-GAAP net revenues adjustments	A, D, F	0.5	0.4	1.5	nm	nm	1.9	5.9	nm
Non-GAAP net revenues (2)		476.4	466.8	417.5	2.1%	14.1%	1,380.3	1,276.9	8.1%
Net revenues from businesses acquired in the past 12 months		(3.5)	nm	—	nm	nm	(33.2)	(4.5)	nm
Non-GAAP organic net revenues (2)		$472.9	nm	$417.5	nm	13.3%	$1,347.1	$1,272.4	5.9%
(1) "nm" means not meaningful
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended July 31, 2014 compared with three months ended July 31, 2013					For nine months ended July 31, 2014 compared with nine months ended July 31, 2013
	Net revenues growth	Impact due to Non-GAAP net revenues adjustments and acquired businesses (A) (B) (D) (F)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth	Net revenues growth	Impact due to Non-GAAP net revenues adjustments and acquired businesses (A) (B) (D) (F)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth
North America	12.1%	(0.1)pts	12.2%	(0.1)pts	12.3%	1.6%	(0.2)pts	1.8%	(0.2)pts	2.0%
LAC	27.6%	0.1pts	27.5%	(8.1)pts	35.6%	6.8%	1.3pts	5.5%	(10.0)pts	15.5%
EMEA	6.9%	0.9pts	6.0%	3.4pts	2.6%	8.5%	1.8pts	6.7%	2.1pts	4.6%
ASPAC	27.4%	6.0pts	21.4%	(1.9)pts	23.3%	27.4%	14.1pts	13.3%	(4.4)pts	17.7%
Total	14.4%	1.1pts	13.3%	(0.1)pts	13.4%	8.5%	2.6pts	5.9%	(1.5)pts	7.4%

VERIFONE SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	July 31, 2014	October 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$263.8	$268.2
Accounts receivable, net of allowances of $10.8 and $12.7	299.2	284.0
Inventories, net	112.7	138.7
Prepaid expenses and other current assets	115.2	134.1
Total current assets	790.9	825.0
Fixed assets, net	183.7	172.2
Purchased intangible assets, net	511.0	642.9
Goodwill	1,231.3	1,252.4
Deferred tax assets, net	25.2	23.9
Other long-term assets	68.6	77.3
Total assets	$2,810.7	$2,993.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$142.9	$116.5
Accruals and other current liabilities	241.7	292.1
Deferred revenue, net	98.2	86.6
Short-term debt	32.1	92.5
Total current liabilities	514.9	587.7
Long-term deferred revenue, net	50.6	42.6
Long-term debt	891.9	943.3
Long-term deferred tax liabilities	151.0	176.0
Other long-term liabilities	93.7	92.5
Total liabilities	1,702.1	1,842.1

Redeemable noncontrolling interest in subsidiary	0.8	0.6

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,666.9	1,598.7
Accumulated deficit	(569.3)	(500.1)
Accumulated other comprehensive income (loss)	(26.9)	14.9
Total stockholders’ equity	1,071.8	1,114.6
Noncontrolling interest in subsidiaries	36.0	36.4
Total liabilities and equity	$2,810.7	$2,993.7

VERIFONE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Nine Months Ended July 31,
	2014	2013
Cash flows from operating activities
Consolidated net loss	$(67.8)	$(47.2)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Depreciation and amortization, net	161.0	153.6
Stock-based compensation expense	40.9	32.0
Deferred income taxes, net	(20.6)	(61.0)
Write-off of debt issuance cost upon extinguishment	7.2	—
Other	11.0	1.6
Net cash provided by operating activities before changes in operating assets and liabilities	131.7	79.0
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	(17.2)	97.3
Inventories, net	24.6	7.3
Prepaid expenses and other assets	12.5	(11.0)
Accounts payable	24.3	(80.7)
Deferred revenue, net	20.7	6.7
Other current and long-term liabilities	(49.2)	82.9
Net change in operating assets and liabilities	15.7	102.5
Net cash provided by operating activities	147.4	181.5

Cash flows from investing activities
Capital expenditures	(62.8)	(60.3)
Acquisition of businesses, net of cash and cash equivalents acquired	—	(77.1)
Other investing activities, net	2.4	8.0
Net cash used in investing activities	(60.4)	(129.4)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	1,081.1	123.2
Repayments of debt	(1,199.7)	(314.7)
Proceeds from issuance of common stock through employee equity incentive plans	31.6	9.7
Payments of acquisition-related contingent consideration	(0.4)	(9.9)
Other financing activities, net	(1.7)	(1.7)
Net cash used in financing activities	(89.1)	(193.4)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2.3)	(3.5)

Net increase (decrease) in cash and cash equivalents	(4.4)	(144.8)
Cash and cash equivalents, beginning of period	268.2	454.1
Cash and cash equivalents, end of period	$263.8	$309.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2014
GAAP		$475.9	$182.8	38.4%	$(7.5)	$(29.0)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.5	0.5		0.5	0.5
Amortization of purchased intangible assets	D	—	10.1		34.6	34.6
Other merger, acquisition and divestiture related expenses	D	—	0.6		1.2	1.9
Stock based compensation	E	—	0.5		13.2	13.2
Restructuring charges	F	—	1.8		10.9	10.9
Cost of debt refinancing	F	—	—		4.1	9.3
Other charges and income	F	—	1.9		5.9	5.9
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(2.0)
Non-GAAP		$476.4	$198.2	41.6%	$62.9	$45.3

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		112.0	112.0		$(0.26)	$(0.26)
Adjustment for diluted shares	G	—	2.3
Non-GAAP		112.0	114.3		$0.40	$0.40

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended April 30, 2014
GAAP		$466.4	$175.3	37.6%	$(13.5)	$(23.9)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.4	0.4		0.4	0.4
Amortization of purchased intangible assets	D	—	11.1		35.7	35.7
Other merger, acquisition and divestiture related expenses	D	—	1.7		2.9	2.5
Stock based compensation	E	—	0.2		11.9	11.9
Restructuring charges	F	—	0.9		5.7	5.7
Other charges and income	F	—	3.7		16.9	17.0
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(7.7)
Non-GAAP		$466.8	$193.3	41.4%	$60.0	$41.6

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		111.1	111.1		$(0.22)	$(0.22)
Adjustment for diluted shares	G	—	2.4
Non-GAAP		111.1	113.5		$0.37	$0.37

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2013
GAAP		$416.0	$155.0	37.3%	$(2.7)	$(1.9)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	1.5	1.5		1.5	1.5
Amortization of purchased intangible assets	D	—	11.1		35.0	35.0
Other merger and acquisition related expenses	D	—	0.7		3.0	1.7
Stock based compensation	E	—	0.7		9.6	9.6
Other charges and income	F	—	1.3		(2.8)	(2.3)
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(17.2)
Non-GAAP		$417.5	$170.3	40.8%	$43.6	$26.4

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		108.6	108.6		$(0.02)	$(0.02)
Adjustment for diluted shares	G	—	2.1
Non-GAAP		108.6	110.7		$0.24	$0.24

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Nine Months Ended July 31, 2014
GAAP		$1,378.4	$528.3	38.3%	$(27.6)	$(69.2)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	1.9	1.9		1.9	1.9
Amortization of purchased intangible assets	D	—	32.7		106.5	106.5
Other merger, acquisition and divestiture related expenses	D	—	4.3		7.3	10.1
Stock based compensation	E	—	1.3		40.9	40.9
Restructure charges	F	—	2.7		16.6	16.6
Cost of debt refinancing	F	—	—		4.1	11.2
Other charges and income	F	—	5.6		26.4	26.2
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(22.5)
Non-GAAP		$1,380.3	$576.8	41.8%	$176.1	$121.7

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		111.2	111.2		$(0.62)	$(0.62)
Adjustment for diluted shares	G	—	2.2
Non-GAAP		111.2	113.4		$1.09	$1.07

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Nine Months Ended July 31, 2013
GAAP		$1,271.0	$481.2	37.9%	$(50.6)	$(48.4)
Adjustments:
Amortization of step-down in deferred net revenues at acquisition	A	3.9	3.9		3.9	3.9
Amortization of purchased intangible assets	D	—	33.3		105.0	105.0
Other merger, acquisition and divestiture related revenue and expenses, net	D	(0.5)	6.9		16.4	10.2
Stock based compensation	E	—	1.7		32.0	32.0
Other charges and income	F	2.5	11.9		81.7	79.8
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(53.0)
Non-GAAP		$1,276.9	$538.9	42.2%	$188.4	$129.5

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		108.3	108.3		$(0.45)	$(0.45)
Adjustment for diluted shares	G	—	2.3
Non-GAAP		108.3	110.6		$1.20	$1.17

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Three Months Ended July 31, 2014
North America	$129.8	$—	$129.8	$—	$129.8	$0.2	$130.0
LAC	89.2	—	89.2	—	89.2	5.6	94.8
EMEA	190.0	0.2	190.2	(0.5)	189.7	(6.0)	183.7
ASPAC	66.9	0.3	67.2	(3.0)	64.2	1.0	65.2
Total	$475.9	$0.5	$476.4	$(3.5)	$472.9	$0.8	$473.7

System Solutions	$299.4	$—	$299.4
Services	176.5	0.5	177.0
Total	$475.9	$0.5	$476.4

Three Months Ended April 30, 2014
North America	$125.3	$—	$125.3
LAC	83.3	—	83.3
EMEA	190.2	0.4	190.6
ASPAC	67.6	—	67.6
Total	$466.4	$0.4	$466.8

System Solutions	$290.7	$—	$290.7
Services	175.7	0.4	176.1
Total	$466.4	$0.4	$466.8

Three Months Ended July 31, 2013
North America	$115.8	$—	$115.8	$—	$115.8
LAC	69.9	—	69.9	—	69.9
EMEA	177.8	1.2	179.0	—	179.0
ASPAC	52.5	0.3	52.8	—	52.8
Total	$416.0	$1.5	$417.5	$—	$417.5

System Solutions	$250.8	$—	$250.8
Services	165.2	1.5	166.7
Total	$416.0	$1.5	$417.5

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Other adjustments to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(D) (F)	(A)	(B)	(B)	(C)	(C)

Nine Months Ended July 31, 2014
North America	$377.1	$—	$—	$377.1	$—	$377.1	$0.6	$377.7
LAC	241.0	—	—	241.0	—	241.0	22.7	263.7
EMEA	565.4	1.6	—	567.0	(10.9)	556.1	(10.9)	545.2
ASPAC	194.9	0.3	—	195.2	(22.3)	172.9	6.7	179.6
Total	$1,378.4	$1.9	$—	$1,380.3	$(33.2)	$1,347.1	$19.1	$1,366.2

System Solutions	$851.3	$—	$—	$851.3
Services	527.1	1.9	—	529.0
Total	$1,378.4	$1.9	$—	$1,380.3

Nine Months Ended July 31, 2013
North America	$371.0	$—	$(0.5)	$370.5	$(0.1)	$370.4
LAC	225.7	0.1	2.5	228.3	—	228.3
EMEA	521.3	3.3	—	524.6	(3.5)	521.1
ASPAC	153.0	0.5	—	153.5	(0.9)	152.6
Total	$1,271.0	$3.9	$2.0	$1,276.9	$(4.5)	$1,272.4

System Solutions	$809.1	$0.2	$2.5	$811.8
Services	461.9	3.7	(0.5)	465.1
Total	$1,271.0	$3.9	$2.0	$1,276.9

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

		Three Months Ended					Nine Months Ended
	Note	July 31, 2014	April 30, 2014	July 31, 2013	% Change SEQ	% Change YoY	July 31, 2014	July 31, 2013	% Change
Free Cash Flow
GAAP net cash provided by operating activities	H	$58.9	$56.5	$49.0	4.2%	20.2%	$147.4	$181.5	(18.8)%
Less: GAAP capital expenditures	H	(20.9)	(21.0)	(18.1)	(0.5)%	15.5%	(62.8)	(60.3)	4.1%
Free cash flow	H	$38.0	$35.5	$30.9	7.0%	23.0%	$84.6	$121.2	(30.2)%

		Three Months Ending October 31, 2014		Year Ending October 31, 2014
Guidance		Range of Guidance		Range of Guidance
GAAP net revenues		$477.6	$482.6	$1,855.7	$1,860.7
Amortization of step-down in deferred net revenues at acquisition	A	0.4	0.4	2.3	2.3
Non-GAAP net revenues		$478.0	$483.0	$1,858.0	$1,863.0

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Services net revenues, net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP net income (loss) per diluted share, and free cash flow. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected Non-GAAP net revenues and Non-GAAP net income per diluted share for the fourth fiscal quarter and full fiscal year 2014. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our geographic regions: North America, LAC, EMEA and ASPAC.   North America includes the US and Canada. LAC includes South America, Central America, and the Caribbean. EMEA includes Europe, the Middle East, and Africa. ASPAC includes Asia, Australia, New Zealand, and other Asia Pacific Rim countries.

Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from System solutions and Services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. VeriFone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Merger, Acquisition and Divestiture Related. VeriFone adjusts certain revenues and expenses for items that are the result of merger, acquisitions and divestitures.

Acquisition related adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions), and fair value increase (step-up) of inventory on acquisition. In addition, we adjust for changes in estimate, final resolution of contingencies that existed at the time of acquisition or collectability of associated notes receivable. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations.

In January 2013 we divested of certain assets and business operations related to one of our product offerings. The estimated gain on the divestiture, as well as the net revenues, cost of net revenues and operating expenses for the three months January 31, 2013, that are attributable to the divested assets and business operations have been excluded from our non-GAAP financial measures.

VeriFone analyzes the performance of its operations without regard to these adjustments. In determining whether any merger, acquisition or divestiture related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain revenue, expenses and other income (expense) that we have determined is not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:

•	Litigation settlement and loss contingency expense.

•	Certain costs incurred in connection with senior executive management changes, such as separation payments, legal fees and recruiter fees.

•	Certain expenses, such as professional services and certain personnel costs, incurred on initiatives to transform, streamline and centralize our global operations.

•	Restructure and impairment charges related to certain exit activities initiated as part of our global transformation initiatives.

•	Gain or loss on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt and costs incurred to refinance our debt.

•
Penalties due to customers related to the July 2012 fire that occurred in one of our repair and staging facilities in Brazil. These customer penalties are associated with deliveries that were delayed after the fire and are reflected as contra-revenue in accordance with GAAP.

We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Under GAAP our Income tax provision (benefit) as a percentage of Income (loss) before income taxes was (25.5)% for the fiscal quarter ended July 31, 2014, 2.7% for the fiscal quarter ended April 30, 2014, 87.2% for the fiscal quarter ended July 31, 2013, 2.7% for the nine months ended July 31, 2014 and 40.3% for the nine months ended July 31, 2013. For non-GAAP purposes, we used a 14.5% rate for the fiscal quarters ended July 31, 2014 and April 30, 2014, as well as the nine month period ended July 31, 2014, and we used a 14.0% rate for the fiscal quarter and nine months ended July 31, 2013.  These non-GAAP tax rates reflect our estimate of cash tax payments as a percentage of non-GAAP income (loss) before income taxes for the corresponding periods.

Note G: Non-GAAP diluted shares. Diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP computations of earnings per share in periods when we have a non-GAAP net income and a GAAP basis net loss.

Note H: Free Cash Flow. Free cash flow is not defined under GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. VeriFone determines free cash flow as net cash provided by operating activities less capital expenditures. We use this non-GAAP measure to evaluate our operating cash spend including the impact of our investments in long-term operating assets, such as property, equipment and capitalized software.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Douglas D. Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.